UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

NEXPOINT REAL ESTATE FINANCE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	84-2178264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common stock, par value $0.01 per share (the “Common Stock”), on NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “NREF”. The Common Stock is currently listed on the New York Stock Exchange under the symbol “NREF”.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.1 of the Company’s Annual Report on Form 10-K, as filed with the SEC on March 27, 2025, is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.

	By:	/s/ Paul Richards
Paul Richards
Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date: August 18, 2025

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